EXHIBIT 16

WEAVER AND TIDWELL L.L.P.
Certified Public
Accountants
and Consultants

507 West Seventh Street
Suite 1500
Forth Worth, Texas 76102



September 23, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:


We have read the statements of K.L.S. Enviro Resources, Inc., pertaining to our firm included under Item 4 of Form 8-K dated September 22, 1997 and agree with such statements as they pertain to our firm.


/s/ Weaver and Tidwell LLP

WEAVER AND TIDWELL, LLP
Fort Worth, Texas